Diamond Technology Solutions LLC

831 W. North Ave
Pittsburgh, PA 15233

Invoice

Date	Invoice #
10/13/2023	HA2334001F

Bill To
Monongalia County Commission Accounts Payable 243 High Street Morgantown, WV 26505

Ship To
Monongalia County Commission Accounts Payable 243 High Street Morgantown, WV 26505

P.O. Number	Terms	Rep	Ship	Via	F.O.B.	Project
By Request	Due on receipt	House	10/13/2023	Best Way		HA2334001

Quantity	Item Code	Description	U/M	Price Each	Amount
		As requested by Jeff Welsh, the following costs are accumulated for engineering services provided to the MECCA 911 Facility for audio & visual systems by request.			
456	Travel Lodging	Travel - Mileage to Site (3 round trips)		0.655	298.68T
24	DTS Engineering ...	DTS Engineering and Design - On Site Meetings		150.00	3,600.00T
40	DTS Engineering ...	DTS Engineering and Design - In House Design (Off site)		150.00	6,000.00T

Total	$9,898.68